Exhibit 10.39

THIS SUBORDINATED LOAN AGREEMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AND INTERCREDITOR AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF MARCH 31, 2015 AMONG JP CHARITABLE FOUNDATION, TELOS CORPORATION, XACTA CORPORATION, UBQUITY.COM, INC. AND TELOWORKS, INC. (COLLECTIVELY, THE "COMPANIES") AND WELLS FARGO CAPITAL FINANCE, LLC ("AGENT"), TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY TELOS CORPORATION AND XACTA CORPORATION (AND GUARANTIED BY UBIQUITY.COM, INC. AND TELOWORKS, INC.) PURSUANT TO THAT CERTAIN SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT DATED AS OF MAY 17, 2010 AMONG THE COMPANIES, AGENT AND THE LENDERS FROM TIME TO TIME PARTY THERETO AND THE OTHER SENIOR DEBT DOCUMENTS (AS DEFINED IN THE SUBORDINATION AGREEMENT), AS SUCH CREDIT AGREEMENT AND OTHER SENIOR DEBT DOCUMENTS HAVE BEEN AND HEREAFTER MAY BE AMENDED, SUPPLEMENTED, RESTATED, AMENDED AND RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME AND TO INDEBTEDNESS REFINANCING THE INDEBTEDNESS UNDER THOSE AGREEMENTS AS CONTEMPLATED BY THE SUBORDINATION AGREEMENT; AND EACH HOLDER OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

SUBORDINATED LOAN AGREEMENT
THIS SUBORDINATED LOAN AGREEMENT (this "Agreement") is made as of March 31, 2015 (the "Closing Date"), by and among Telos Corporation (the "Borrower"), with an address of 19886 Ashburn Road, Ashburn, VA 20147, in favor of the JP Charitable Foundation, with an address of Chemin d'Amon 2, Chalet Ty'Fano, 1936 Verbier, Switzerland (referred to herein as "Lender").
RECITALS
A.            The Borrower has requested that Lender provide a term loan, which might be funded through multiple fundings or advances (with no funding or advance to be made later than May 15, 2015), in the amount of up to Five Million Dollars ($5,000,000) (less the amount of any amounts funded to the Borrower from time to time by the Porter Foundation Switzerland under its Subordinated Note and Subordinated Loan Agreement (the "Other Loan Documents") of even date herewith) in the aggregate (the "Loan").
B.	The Lender is willing to provide the Loan on the condition that the Borrower enters into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and agreements of the parties contained in this Agreement, the parties agree as follows:
1.	Definitions; Interpretation.
1.1	Definitions. Capitalized terms not otherwise defined in this Section shall have the meaning set forth or provided for elsewhere in this Agreement. As used in this Agreement, the term:
"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the State of Maryland are authorized or required to close.
"Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any department, agency or instrumentality thereof.
"Laws" means, collectively, laws, ordinances, statutes, rules, regulations, orders, injunctions, rule of common law, judicial interpretation, writs, or decrees of any Governmental Authority.
"Loan Documents" means this Agreement, any and all promissory notes and any and all other documents, instruments, certificates, agreements, loan agreements, subordination agreements, or other contracts with or for the benefit of the Lender, evidencing or governing payment of the Loan and the Obligations.
"Note" means the subordinated promissory note described in Section 2, as amended, restated, substituted or replaced from time to time.
"Obligations" means all present and future indebtedness, duties, obligations, and liabilities of the Borrower to the Lender with respect to the Loan in accordance with the terms of the Loan Documents.
"Person" means and includes an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust, an unincorporated association, a Governmental Authority, or any other organization or entity.
"Refinancing Senior Debt Agreements" shall mean any agreements, instruments and documents which evidence the refinancing or replacement of any of the Senior Debt.
"Senior Agent" shall mean Wells Fargo Capital Finance, LLC or such other person that may from time to time be the administrative agent under the Senior Debt Agreements.
"Senior Credit Agreement" shall mean that certain Second Amended and Restated Loan and Security Agreement dated as of May 17, 2010 among the Borrower, certain of Borrower's affiliates, the financial institutions party thereto from time to time as Senior Lenders and Wells Fargo Capital Finance, LLC ("Wells Fargo"), as Senior Agent for all Senior Lenders, as the same has been and may subsequently be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

"Senior Debt" shall mean all Indebtedness of every nature of the Borrower from time to time owing under the Senior Debt Agreements, including, without limitation, the principal amount of all debts, claims and indebtedness, contingent reimbursement obligations (including without limitation in connection with cash management obligations and hedging, swap, foreign exchange, and other similar obligations and liabilities), accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after an Insolvency Proceeding together with any interest, fees or expenses accruing thereon after the commencement of an Insolvency Proceeding, without regard to whether or not such interest, fees or expenses are an allowed claim; Senior Debt shall be considered to be outstanding whenever any loan commitment under the Senior Debt Agreements is outstanding.
"Senior Debt Agreements" shall mean (i) the Senior Credit Agreement, together with any agreements, instruments and documents related thereto and executed in connection therewith, and (ii) any Refinancing Senior Debt Agreements, in each case as such agreements, instruments and documents may be amended or modified from time to time.
"Senior Lenders" means the Persons from time to time party to the Senior Debt Agreements as "lenders" together with such other Persons as may from time to time constitute "Bank Product Providers" under the Senior Debt Agreements.
"Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of the Borrower, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11- 1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).
"Subordination Agreement" means (a) that certain Subordination and Intercreditor Agreement dated as of even date herewith by and among the Borrower, certain affiliates of Borrower, Lender and Senior Agent, as the same may be amended, restated, substituted, replaced or otherwise modified from time to time, (b) any other subordination agreement which may be required by the Senior Agent or Senior Lenders, as the same may be amended, restated, substituted, replaced or otherwise modified from time to time.
1.2
Interpretation.  The Recitals accurately state the facts, circumstances and intentions of the parties and are hereby incorporated in this Agreement by this reference and made a part hereof.  The headings in this Agreement are included in this Agreement for convenience only, shall not constitute a part of this Agreement for any other purpose, and shall not be deemed to affect the meaning or construction of any of the provisions hereof.  As used in this Agreement, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine or neuter gender shall include all genders, as the context may require. References to any one or more of the Loan Documents include the same as amended, restated, modified, substituted, extended and renewed from time to time.

2.	The Loan.
(a)          The Lender hereby agrees to provide the Loan, as follows: (i) proceeds of the Loan in an amount equal to One Million Two Hundred and Fifty Thousand Dollars ($1,250,00.00) on the Closing Date, shall be disbursed by Lender to Borrower on the Closing Date, and (ii) upon further mutual agreement of the Lender and Borrower, proceeds of the Loan in an amount equal to an additional sum of up to Two Million Five Hundred Thousand Dollars ($2,500,00.00), less any amount Borrower borrows from the Porter Foundation Switzerland under the Other Loan Documents shall be disbursed by Lender to Borrower following the date hereof on a date to be mutually agreed between Lender and Borrower but which date shall in any event be on or prior to May 15, 2015.  To evidence the Loan and the terms of repayment thereof with interest, the Borrower agrees to execute a Subordinated Promissory Note dated as of even date herewith.
(b)          The Lender shall make all advances under the Loan by transfer of funds to a deposit account of the Borrower in accordance with Borrower's directions, or such other manner as requested by Borrower, each at the Borrower's option.

3.    Representations and Warranties.  The Borrower represents and warrants to the Lender on the date of this Agreement, as follows:
3.1
Borrower is in good standing in the state of its incorporation. The Borrower has full power and authority to borrow the proceeds of the Loan, to execute and deliver the Loan Documents, and to incur and perform the Obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body the Borrower.

3.2
This Agreement and the other Loan Documents executed and delivered by the Borrower have been properly executed and delivered and constitute the valid and legally binding obligations of the Borrower and are enforceable against the Borrower in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting the rights and remedies of creditors, and general principles of equity regardless of whether applied in a proceeding in equity or at law.

4.	Covenants.
4.1	The Borrower shall maintain its organizational existence in good standing in its jurisdiction of incorporation.
4.2
Until full and final payment of the Obligations, the Borrower shall not make any distribution or declare or pay any dividends (in cash or other property, other than common Stock) on, or purchase, acquire, redeem, exchange for indebtedness, or retire any Stock, of any class, whether now or hereafter outstanding (provided that, (a) consistent with the Pension Protection Act of 2006, and Section 401(a)(35) of the Internal Revenue Code and regulations pertaining thereto, the Borrower may purchase common Stock from the Telos 401(k) plan participants at a purchase price determined in good faith by the trustees of the Telos 401(k) plan).

5.    Default.  The Borrower shall be in default under this Agreement upon the occurrence of any one or more of the following (each an "Event of Default"): (a) there occurs any failure to pay any amounts due under the Loan or the other Obligations within ten (10) Business Days after the date when any such amount is due (unless such amounts were not permitted to be paid pursuant to the Subordination Agreement, in which case no Event of Default or other breach of this Agreement or any other Loan Document shall be deemed to have occurred as a result of the failure to make any such payment); or (b) any representation or warranty made in this Agreement shall prove to have been false or misleading when made in any material respect; or (c) the Borrower fails to timely and properly observe, keep or perform, any term, covenant, agreement or condition in this Agreement or in any of the other Loan Documents, which failure is not cured within thirty (30) Business Days from notice by Lender of such failure; or (d) the Borrower terminates its business operations or liquidates, dissolves or terminates its existence; or (e) the Borrower (i) admits in writing its inability generally to pay its debts as they mature or shall make any assignment for the benefit of any of its creditors, or (ii) is the subject of federal or state bankruptcy, insolvency, receivership or trustee proceedings; provided, however, that it shall not be an Event of Default under this clause (ii) if any involuntary proceeding is commenced against Borrower that is dismissed or stayed within ninety (90) days after the filing of the proceeding.

6.    Remedies.  During the continuance of an Event of Default, the Lender may, in the exercise of its discretion, declare all the rest or any portion of the Note and all other Obligations remaining unpaid, whether due or not, immediately due and payable, and exercise its rights and remedies under applicable Laws and as otherwise set forth in the Loan Documents.
7.	Other Agreements.
7.1
All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing, hand delivered, sent by nationally recognized overnight courier or mailed, first class postage prepaid, addressed to the Lender and to the Borrower, at the addresses set forth in the initial paragraph to this Agreement, or to such other address as any party may designate by written notice to the other party.  Each such notice, request and demand shall be deemed given or made as follows: (i) if sent by hand delivery or by nationally recognized overnight courier service, upon delivery; or (ii) if sent by mail, first class postage prepaid, upon the earlier of the date of receipt or five (5) days after deposit with the U.S. Postal Service or a national postal service.

7.2
The rights, powers and remedies provided in this Agreement and the other Loan Documents are cumulative, may be exercised concurrently or separately, may be exercised from time to time and in such order as the Lender shall determine, and are in addition to, and not exclusive of, rights, powers and remedies provided by applicable Laws.

7.3	This Agreement shall be binding upon and inure to the benefit of the parties and of their respective successors and assigns.
7.4
This Agreement shall be governed by and construed in accordance with the Laws of the State of Maryland, without regard to conflicts of law principles.  The Lender and Borrower hereby consent to the exclusive jurisdiction of any state or federal court located within the County of Fairfax or Loudoun, Commonwealth of Virginia and irrevocably agrees that all actions or proceedings arising out of or relating to this note shall be litigated in such courts.  The Lender and Borrower expressly submit and consent to the jurisdiction of the aforesaid courts and waive any defense of forum non conveniens.  The Lender and Borrower hereby waive personal service of any and all process and agree that all such service of process may be made upon it by certified or registered mail, return receipt requested, addressed to either party at their respective addresses set forth in this Agreement and service so made shall be complete ten (10) days after the same has been posted.

7.5
In the event any one or more provisions of this Agreement shall be determined to be invalid or unenforceable by any court of competent jurisdiction, the remaining provisions hereof, to the maximum extent possible, shall be deemed nevertheless to continue to be valid, legal, and enforceable, shall continue in full force and effect, and shall not be affected or impaired thereby.

7.6	This Agreement may be modified, changed or amended only in writing executed by the parties.
8.    WAIVER OF RIGHT TO JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH THE BORROWER AND THE LENDER MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO THIS SUBORDINATED LOAN AGREEMENT AND/OR ANY OF THE OTHER LOAN DOCUMENTS (INCLUDING THE NOTE).  IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF THE IMPORTANT RIGHT OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST THIRD PARTIES WHO ARE NOT PARTIES TO THIS NOTE.  THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE BY THE BORROWER AND THE LENDER, AND EACH HEREBY REPRESENTS TO THE OTHER THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY PERSON TO INDUCE THIS WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT.  EACH OF THE BORROWER AND THE LENDER HEREBY FURTHER REPRESENT TO THE OTHER THAT IT HAS HAD THE OPPORTUNITY TO BE REPRESENTED AND ADVISED BY LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

9.    Confidential Information.  Lender agrees that non-public information regarding the Borrowers, their operations, assets, owners, employees, affiliates, pricing, customer lists, and existing and contemplated business plans (collectively, the "Confidential Information") shall be treated by Lender in a confidential manner, and shall not be disclosed by Lender to Persons who are not parties to this Agreement, except: (i) to attorneys for and other advisors, accountants, auditors, and consultants to Lender on a "need to know" basis in connection with this Agreement and the transactions contemplated hereby and on a confidential basis, (ii) as may be required by statute, decision, or judicial or administrative order, rule, or regulation; provided, that, prior to any disclosure this clause, the disclosing party agrees to provide Borrower with prior notice thereof, to the extent that the disclosing party is permitted to provide such prior notice to Borrower pursuant to the policies of such regulatory authority or terms of the applicable statute, decision, or judicial or administrative order, rule, or regulation, (iii) as requested or required by any Governmental Authority pursuant to any subpoena or other legal process; provided, that, (A) prior to any disclosure under this clause (iii) the disclosing party agrees to provide Borrower with prior written notice thereof, to the extent that the disclosing party is permitted to provide such prior written notice to Borrower pursuant to the terms of the subpoena or other legal process, (iv) as to any such information that is or becomes generally available to the public (other than as a result of prohibited disclosure by Lender), (v) in connection with any litigation or other adversary proceeding involving parties hereto which such litigation or adversary proceeding involves claims related to the rights or duties of such parties under this Agreement and the other Loan Documents; provided, that, prior to any disclosure to any Person under this clause (vi) with respect to litigation involving any Person, the disclosing party agrees to provide Borrower with prior written notice thereof, and (vii) in connection with, and to the extent reasonably necessary for, the exercise of any remedy under this Agreement or under any other Loan Document.

10.    Subordination of Loan to Senior Debt.  This Agreement, the related Subordinated Promissory Note, and the obligations and indebtedness evidenced under this Agreement and Note, are subordinated to the Senior Debt of the Borrower and its subsidiaries or affiliates, including specifically the obligations of the Borrower and certain of its subsidiaries and affiliates under the Senior Credit Agreement, the Senior Debt Agreements, and any Refinancing Senior Debt Agreements.  The Lender and any subsequent party to this Agreement or subsequent holder of the Subordinated Promissory Note agree that the Note, this Agreement and the obligations and indebtedness evidenced by the Note shall be subordinated to the Senior Debt, including specifically the Senior Credit Agreement, the Senior Debt Agreements, and any Refinancing Senior Debt Agreements, in accordance with the provisions of the Subordination Agreement, and the Lender and each other holder of the Promissory Note accepts and agrees to be bound in all respects by the terms of such Subordination Agreement.
[Signatures Follow on Next Page]

BORROWER'S SIGNATURE PAGE TO SUBORDINATED LOAN AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.
BORROWER:

Telos Corporation

By	/s/ John B. Wood
Name	John B. Wood
Title	Chairman of the Board and Chief Executive Officer

LENDER'S SIGNATURE PAGE TO SUBORDINATED LOAN AGREEMENT
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.
LENDER:

JP Charitable Foundation

/s/ John R.C. Porter
John R.C. Porter, Trustee
/s/ Brian Padgett
Brian Padgett, Trustee